As filed with the Securities and Exchange Commission on September 11, 2006
Registration No. 333-114559

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post Effective Amendment No. 4 on
Form S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BIOPURE CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2836 (Primary Standard Industrial Classification Code Number)	04-2836871 (I.R.S. Employer Identification No.)
11 Hurley Street
Cambridge, Massachusetts 02141
(617) 234-6500
(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Agent for Service:
Jane Kober, Esquire
Biopure Corporation
11 Hurley Street
Cambridge, Massachusetts 02141
(617) 234-6500
(Name, address, including zip code and telephone number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

PROSPECTUS	September 11, 2006

14,773,125 shares of Class A Common Stock
     We are offering 14,773,125 shares of our Class A common stock to be issued upon the exercise of certain warrants. Our Class A common stock is listed on the Nasdaq National Market under the symbol “BPUR.” On September 7, 2006, the last reported sale price per share of our Class A common stock on the Nasdaq National Market was $0.96.
     Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page 3.
     The complete mailing address and telephone number for our principal executive offices is:
Biopure Corporation
11 Hurley Street
Cambridge, Massachusetts 02141
(617) 234-6500
     The Securities and Exchange Commission and state regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectuses are accurate or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September     , 2006

     We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in shares of our Class A common stock. If the information in, or incorporated by reference in, this prospectus conflicts with information in a document incorporated by reference herein, the information in this prospectus shall control. All references in this prospectus to “Biopure,” “the Company,” “we,” “us” or “our” mean Biopure Corporation, unless we state otherwise or the context otherwise requires.
     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the applicable dates, regardless of the time of delivery of this prospectus or the time of any sale of our Class A common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.
     The content of this prospectus and the documents incorporated by reference in this prospectus does not necessarily reflect the position or the policy of the U.S. Government or the Department of Defense, and no official endorsement should be inferred.

RISK FACTORS
     You should consider the “Risk Factors” included under Item 1A. to our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2006, which is incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded from time to time by our future filings under the Securities Exchange Act of 1934, as amended.

USE OF PROCEEDS
     This prospectus relates to 14,773,125 shares of our Class A common stock issuable upon exercise of ten sets of warrants. The first group of warrants are exercisable for an aggregate of 3,739,900 shares at an exercise price of $1.025 per share; the second group of warrants are exercisable for an aggregate of 246,600 shares at an exercise price of $1.025 per share; the third group of warrants are exercisable for an aggregate of 246,600 shares at an exercise price of $0.984 per share; the fourth group of warrants are exercisable for an aggregate of 7,301,900 shares at an exercise price of $0.85 per share; the fifth group of warrants are exercisable for an aggregate of 528,000 shares at an exercise price of $0.85 per share; the sixth group of warrants are exercisable for an aggregate of 528,000 shares at an exercise price of $0.816 per share; the seventh group of warrants are exercisable for an aggregate of 100,000 shares at an exercise price of $1.43 per share; the eighth group of warrants are exercisable for an aggregate of 83,333 shares at an exercise price of $4.278 per share; the ninth group of warrants are exercisable for an aggregate of 200,000 shares at an exercise price of $2.40 per share; and the tenth group of warrants are exercisable for an aggregate of 1,798,792 shares at an exercise price of $1.86 per share. The proceeds we receive from exercise of the warrants will depend on how many warrants are exercised in each group. If all the warrants are exercised, we would receive gross proceeds of $15,740,332.
     We intend to use the net proceeds received upon exercise of the warrants for general corporate purposes, which may include working capital, research and development expenditures, and clinical trial expenditures.

DESCRIPTION OF COMMON STOCK
     Our authorized capital stock consists of 200,000,000 shares of Class A common stock and 179 shares of Class B common stock. As of August 31, 2006, there were outstanding:

•	49,365,124 shares of Class A common stock;

•	117.7 shares of Class B common stock;

•	2,666,026 shares issuable upon the exercise of options issued pursuant to our current stock option plans; and

•	24,544,322 shares issuable upon the exercise of outstanding warrants.

Class A Common Stock
     The holders of our Class A common stock are entitled to one vote per share on all matters submitted to our stockholders. The holders of our Class A common stock are entitled to receive dividends as and when declared by our board of directors.
     Upon any liquidation, dissolution or winding up of Biopure, holders of Class A common stock are entitled to ratable distribution, with the holders of the Class B common stock, of the assets available for distribution to our stockholders.
     Holders of Class A common stock do not have preemptive rights or cumulative voting rights.
Class B Common Stock
     Except as required by law, the holders of Class B common stock have no voting rights and have no right to receive dividends on their Class B common stock.
     The shares of Class B common stock are convertible into Class A common stock after the receipt of FDA approval for the commercial sale of Hemopure for use as an oxygen transport material in humans. The conversion ratio is based on a valuation of Biopure at the time of conversion which cannot exceed $3.0 billion. The maximum number of shares of Class A common stock issuable upon conversion of the Class B common stock is 212,020 and the minimum is 107,777. We will not issue any additional shares of Class B common stock.
     In the event of a liquidation, dissolution or winding up of Biopure, holders of Class B common stock are entitled to ratable distribution on an as-converted basis, with the holders of the Class A common stock, of the assets available for distribution to our stockholders. For this purpose, the currently outstanding shares of Class B common stock would be convertible into approximately 175,399 shares of Class A common stock.

LEGAL MATTERS
     Jane Kober, our general counsel, passed for us upon the validity of the Class A common stock offered by this prospectus.
EXPERTS
     The consolidated financial statements of Biopure Corporation included in Biopure Corporation’s Annual Report (Form 10-K) for the year ended October 31, 2005, and Biopure Corporation management’s assessment of the effectiveness of internal control over financial reporting as of October 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon (which contain an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents are on file with the SEC under the file number 001-15167. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. You can request copies of these documents by contacting the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     This prospectus is part of a registration statement on Form S-1, relating to the Class A common stock issuable upon exercise of warrants to purchase Class A common stock. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement. For further information about us and the common stock offered by this prospectus we refer you to the registration statement and its exhibits and schedules which may be obtained as described above.
     The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus, while information that we file later with the SEC will automatically update and supersede prior information. We incorporate by reference the documents listed below (File No. 001-15167) and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering:
     • our annual report on Form 10-K for the fiscal year ended October 31, 2005 as filed on January 17, 2006;
     •our quarterly reports on Form 10-Q for the fiscal quarters ended (a) January 31, 2006 as filed on March 13, 2006, (b) April 30, 2006 as filed on June 9, 2006 and (c) July 31, 2006 as filed on September 11, 2006;
     • our current reports on Form 8-K filed on November 17, 2005, December 15, 2005, December 19, 2005, December 21, 2005, January 13, 2006, August 23, 2006, and September 5, 2006;
     • the description of the preferred stock purchase rights contained in our registration statement on Form 8-A filed with the SEC on November 4, 1999; and

     • the description of the Class A common stock contained in Biopure’s Registration Statement on Form S-1 (Registration No. 333-78829), that was incorporated by reference into our registration statement in Form 8-A/ A filed on July 26, 1999.
     You may obtain copies of these filings, at no cost, through the “Investor Relations” section of our website (www.biopure.com), and you may request copies of these filings, at no cost, by writing or telephoning us at:
Biopure Corporation
Attention: Secretary
11 Hurley Street
Cambridge, MA 02141
Telephone: (617) 234-6500
     The information contained on our website is not a part of this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
The following table sets forth the expenses to be incurred in connection with the issuance and distribution of the securities registered under this Post-Effective Amendment, other than underwriting discounts and commissions. All such expenses are estimates. The following expenses will be borne solely by the Registrant.

Printing and Engraving Expenses	$5,000
Legal Fees and Expenses	$10,000
Accounting Fees and Expenses	$10,000
Miscellaneous Expenses	$5,000

Total	$30,000

Item 14. Indemnification Of Directors And Officers.
Section 145 of the Delaware General Corporation Law permits, in general, a Delaware corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or served another business enterprise in any capacity at the request of the corporation, against liability incurred in connection with such proceeding, including the estimated expenses of litigating the proceeding to conclusion and the expenses actually and reasonably incurred in connection with the defense or settlement of such proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation’s power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit, provided that no indemnification shall be provided in such actions in the event of any adjudication of negligence or misconduct in the performance of such person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply. Section 145 of the Delaware General Corporation Law also permits, in general, a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person against such liability.
The Registrant’s Restated Certificate of Incorporation provides that each of the Registrant’s directors and officers shall be indemnified and held harmless by the Registrant, to the fullest extent authorized by the Delaware General Corporation Law, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA, excise taxes or penalties, and amounts paid in settlement) reasonably incurred by reason of the fact that he or she is a director or officer.
The Registrant’s Restated Certificate of Incorporation also provides directors and officers with the right to be paid by the Registrant for expenses (including attorneys’ fees) incurred in defending any proceeding in advance of the proceeding’s final disposition. If a claim is not promptly paid in full by the Registrant, as further described in the Restated Certificate of Incorporation, the director or officer who is entitled to indemnification may bring suit against the Registrant to recover the unpaid amount of the claim. These rights of indemnification and advancement of expenses conferred in the Registrant’s Restated Certificate of Incorporation are not exclusive of any other right which may be acquired.
In addition, as permitted by Section 102 of the Delaware General Corporation Law, the Registrant’s Third Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by the Delaware General Corporation Law.
These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.
Item 16. Exhibits and Financial Statement Schedules.
(a)	Exhibits

See Exhibit Index beginning on page II-6 of this post-effective amendment.
(b)	Financial Statement Schedules

None.
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a further post-effective amendment to the registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that:
     (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and
     (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (C) Provided, further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in form F-3.
     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) If the registrant is relying on Rule 430B:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
     (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, Biopure Corporation has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cambridge, State of Massachusetts, on September 11, 2006.

Biopure Corporation
By:	/s/ Francis H. Murphy
Francis H. Murphy
Chief Financial Officer

Dated: September 11, 2006
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on September 11, 2006:

Signature	Title

/s/ Charles A. Sanders, M.D.*	Director
Charles A. Sanders, M.D.

/s/ David N. Judelson*	Director, Vice Chairman
David N. Judelson

/s/ Zafiris G. Zafirelis	Director, Chairman, President
Zafiris G. Zafirelis	(Chief Executive Officer)

/s/ Daniel P. Harrington*	Director
Daniel P. Harrington

/s/ C. Everett Koop, M.D.*	Director
C. Everett Koop, M.D.

Jay B. Pieper	Director
Jay B. Pieper

Guido J. Neels	Director
Guido J. Neels

/s/ Francis H. Murphy	Chief Financial Officer,
Francis H. Murphy	Principal Accounting Officer

*	By:	/s/ Francis H. Murphy
Francis H. Murphy
Attorney-in-Fact

EXHIBIT INDEX

Exhibits		Description	Location
3	(i)	Restated Certificate of Incorporation of Biopure, as amended	(17)

3	(ii)	By-laws of Biopure, as amended	(8)

4.1		Amended Form of Investor Warrant, dated as of December 27, 2005	(18)

4.2		Amended Form of Underwriters Warrant, dated as of December 27, 2005	(19)

4.3		Form of Selling Agent Warrants dated April 2002	(13)

4.4		Form of Consultant Warrant dated July 29, 2005	(19)

4.5		Form of Underwriter Warrants dated January 2005	(14)

4.6		Form of Investor Warrant dated December 2004	(9)

4.7		Form of Underwriter Warrant dated December 2004	(9)

4.8		Form of Investor Warrant dated September 2004	(15)

4.9		Form of Underwriter Warrant dated September 2004	(15)

4.10		Form of Investor Warrant dated February 2004	(19)

4.11		Form of Investor Warrant dated October 2003	(19)

4.12		Form of Investor Warrant dated October 2004	(16)

4.13		Form of Underwriter Warrant dated March 2003	(16)

4.14		Form of Investor Warrant dated April 2003	(16)

4.15		Form of Underwriter Warrant dated April 2003	(16)

4.16		Form of Investor Warrant dated May 2, 2003	(16)

4.17		Form of Investor Warrant dated May 6, 2003	(16)

4.18		Underwriter warrant dated April 16, 2003	(19)

4.19		Form of Investor Warrant dated January, 2006	(19)

4.20		Form of Underwriter Warrant dated January, 2006	(19)

5		Opinion of Jane Kober. Filed with the initial filing of the Registration Statement.

10.1		Lease Agreement, dated as of December 24, 2002, between Biopure and Sumter Realty Group, LLC	(1)

10.2		Agreement between Biopure and Moyer Packing Company, dated October 21, 1994	(2)

M10.3		Amended and Restated 2002 Omnibus Securities and Incentive Plan	(12)

10.4		Cooperative Research and Development Agreement dated March 4, 2003, as subsequently amended between Biopure and the U.S. Naval Medical Research Center	(6)

M10.5		Employment Agreement, dated as of June 23, 2004, between Biopure and Zafiris G. Zafirelis	(9)

10.6		Lease Agreement, dated October 12, 1990, between Biopure and Tarvis Realty Trust	(2)

10.7		Sublease between Cendant Operations, Inc. and Biopure Corporation, dated June 20, 2001	(7)

10.8		License Agreement for Waste Disposal System between Moyer Packing Company and Biopure Corporation, dated June 12, 2001	(7)

10.9		Lease Agreement, dated August 29, 1994, between Biopure and Eleven Hurley Street Associates	(2)

10.10		Lease Agreement, dated May 10, 1994, between Biopure and Tarvis Realty Trust	(2)

10.11		Lease Agreement, dated August 23, 1994, between Biopure and Tarvis Realty Trust	(2)

10.13		Employment Agreement Concerning Protection of Company Property and the Arbitration of Legal Disputes (all employees)	(2)

10.13		Rights Agreement between Biopure and American Stock Transfer& Trust Company, dated September 24, 1999	(3)

10.14		First Amendment to Lease between Sumter Realty Group, LLC, and the Company, dated as of February 24, 2003	(4)

Exhibits	Description	Location
10.15	License Agreement for Spur Facility between Moyer Packing Company and Biopure Corporation, dated June 12, 2001	(7)

10.16	Assignment and Assumption of Deed of Easement between Moyer Packing Company and Biopure Corporation, dated June 12, 2001	(7)

10.17	Sales Agency Agreement between the Company and Abazali BioVenture (Pty) Limited	(19)

M10 .18	Employment Agreement, dated as of February 25, 2004, between the Company and Francis H. Murphy	(11)

10 .19	Agreement of Sub-Sublease, dated as of November 11, 2004, between the Company and Senior Whole Health, LLC	(10)

23	Consent of Independent Registered Public Accounting Firm

(1)	Previously filed as an exhibit to the Company’s report on Form 10-K for the year ended October 31, 2002.

(2)	Previously filed as an exhibit to the Company’s Registration Statement on Form S-1/A (File No. 333-78829) and incorporated herein by reference thereto.

(3)	Previously filed as an exhibit to the Company’s Report on Form 8-A dated November 4, 1999 and incorporated herein by reference thereto.

(4)	Previously filed as an exhibit to the Company’s report on Form 8-K dated March 13, 2003 and incorporated herein by reference thereto.

(5)	Previously filed as an exhibit to the Company’s report on Form 10-Q for the quarter ended April 30, 2001.

(6)	Previously filed as an exhibit to the Company’s report on Form 8-K filed on October 5, 2005.

(7)	Previously filed as an exhibit to the Company’s report on Form 10-Q for the quarter ended July 31, 2001.

(8)	Previously filed as an exhibit to the Company’s report on Form 10-Q for the quarter ended April 30, 2003.

(9)	Previously filed as an exhibit to the Company’s report on Form 8-K dated December 9, 2004 and incorporated herein by reference thereto.

(10)	Previously filed as an exhibit to the Company’s registration statement on Form S-2 (File No. 333-121151).

(11)	Previously filed as an exhibit to the Company’s report on Form 10-Q for the quarter ended April 30, 2004.

(12)	Previously filed as Appendix A to the Company’s definitive proxy statement on Schedule 14A, dated February 28, 2005.

(13)	Previously filed as an exhibit to the Company’s report on Form 8-K dated April 26, 2002.

(14)	Previously filed as an exhibit to the Company’s report on Form 8-K dated January 5, 2005.

(15)	Previously filed as an exhibit to the Company’s report on Form 8-K dated September 10, 2004.

(16)	Previously filed as an exhibit to the Company’s report on Form 10-K filed January 29, 2004.

(17)	Previously filed as an exhibit to the Company’s report on Form 10-Q filed June 9, 2005.

(18)	Previously filed as an exhibit to the Company’s report on Form 8-K filed on December 21, 2005.

(19)	Previously filed as an exhibit to the Company’s report on Form 10-K filed on January 17, 2006.